EXHIBIT 5.1
                                                                     -----------

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                                    June 9, 2003

Evergreen Solar, Inc.
259 Cedar Hill Street
Marlboro, MA 01752-30041


Re: Registration Statement on Form S-8
    ----------------------------------

Ladies and Gentlemen:

     We are acting as counsel for Evergreen Solar, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 709,877 shares of Common Stock par value $.01 per share of the Company under the 1994 Stock Option Plan (the "1994 Plan"), (ii) 7,650,000 shares of Common Stock par value $.01 per share of the Company under the 2000 Stock Option and Incentive Plan (the "2000 Plan"), and (iii) 120,000 shares of Common Stock par value $.01 per share of the Company under the 2000 Employee Stock Purchase Plan (the "Purchase Plan") (collectively the "Stock Plans").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or certified copies, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Third Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Second Amended and Restated By-Laws, (d) a specimen of the form of stock certificate evidencing the shares of Common Stock of the Company and (e) the minute books and stock records of the Company.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issued or proposed to be issued pursuant to the terms of the Stock Plans, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the Stock Plans, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the Stock Plans.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP

                                             TESTA, HURWITZ & THIBEAULT, LLP